UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 27, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5057 Troy Road

Springfield, OH 45502-9032

(Address of Principal Executive Offices)

(937) 964-8974

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 27, 2012, AdCare Health Systems, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Noble International Investments, Inc., doing business as Noble Financial Capital Markets (the “Underwriter”), relating to a firm commitment underwritten offering by the Company (the “Offering”) of 1,100,000 shares of the Company’s common stock, no par value (“Common Stock”). The Company has also granted the Underwriter an option for 45 days to purchase up to an additional 165,000 shares of Common Stock to cover over-allotments, if any.  The public offering price per share is $3.75. The gross offering proceeds to the Company, before deducting underwriting discounts and commissions and the estimated offering expenses payable by the Company, are expected to be approximately $4,125,000, or $4,743,750 if the Underwriter exercises in full its over-allotment option.

The Company has agreed to indemnify the Underwriter against various liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of such liabilities.  The Underwriting Agreement also provides that the obligations of the Underwriter are subject to certain conditions precedent, including the Company’s closing of a debt financing with a minimum of $3,000,000 in net proceeds on terms and conditions satisfactory to the Underwriter in its sole discretion.  The Company has also agreed that, for a period of 60 days from the initial closing date of the Offering, the Company will not issue any additional equity securities without the prior written consent of the Underwriter, subject to certain exceptions specified in the Underwriting Agreement.  In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing.  The shares of Common Stock are expected to be delivered to the Underwriter on or about March 30, 2012, subject to the satisfaction of customary closing conditions.

The Common Stock is being issued and sold in the Offering pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-166488), as amended by Post-Effective Amendment No. 1 thereto, which was declared effective on June 27, 2011, and the Company’s preliminary and final prospectus supplements, each filed with the Securities and Exchange Commission on March 27, 2012.  A copy of the opinion of Carlile Patchen & Murphy LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements about the expected closing of the sale and purchase of the Company’s securities described herein and the Company’s receipt of net proceeds therefrom. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement and the Underwriter’s fulfillment of its obligations to purchase the securities. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s other reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this report. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this report, whether as a result of new information, future events or otherwise.

Item 9.01                                             Financial Statements and Exhibits.

(d)                             Exhibits.

1.1	Underwriting Agreement, dated March 27, 2012, between AdCare Health Systems, Inc. and Noble International Investments, Inc., doing business as Noble Financial Capital Markets

5.1	Opinion of Carlile Patchen & Murphy LLP

23.1	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1)

99.1	Press release issued by AdCare Health Systems, Inc. on March 26, 2012.

99.2	Press release issued by AdCare Health Systems, Inc. on March 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated March 27, 2012, between AdCare Health Systems, Inc. and Noble International Investments, Inc., doing business as Noble Financial Capital Markets

5.1	Opinion of Carlile Patchen & Murphy LLP

23.1	Consent of Carlile Patchen & Murphy LLP (included in Exhibit 5.1)

99.1	Press release issued by AdCare Health Systems, Inc. on March 26, 2012.

99.2	Press release issued by AdCare Health Systems, Inc. on March 27, 2012.